                                                                  EXHIBIT 3.1(e)

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2866152
                                                                      ----------

                       The Commonwealth of Massachusetts

                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


CERTIFICATE OF VOTE OF DIRECTORS

ESTABLISHING A CLASS OR SERIES OF STOCK
                   (General Laws, Chapter 156B, Section 26)

We,  C. Richard Harrison                                         , President
     ------------------------------------------------------------

and  David R. Friedman                                           , Clerk
     ------------------------------------------------------------

of                Parametric Technology Corporation              ,
   --------------------------------------------------------------
                     (Exact name of corporation)

located at      140 Kendrick Street, Needham, Massachusetts 02494-2714       ,
           ------------------------------------------------------------------
               (Street address of corporation in Massachusetts)


do hereby certify that at a meeting of the directors of the corporation held on November 17, 2000, the following vote establishing and designating a class or
-----------------
series of stock and determining the relative rights and preferences thereof was duly adopted.
See pages 2A through 2E attached hereto and made part hereof.
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                           FORM OF VOTE ESTABLISHING
               THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                     OF PARAMETRIC TECHNOLOGY CORPORATION


VOTED: That, pursuant to the authority vested in the Board of Directors of the Corporation by Article Fourth of its Restated Articles of Organization, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1.   Authorized Amount and Designation.  The shares of such series shall be
          ---------------------------------
designated as "Series A Junior Participating Preferred Stock" (the "Junior Preferred Stock"). The number of shares constituting such series shall be 500,000 shares and the par value shall be $.01 per share. To the extent legally permitted, such number of shares may be increased or decreased by vote of the Board of Directors, provided that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

     2.   Dividends and Distributions.
          ---------------------------

          a. Subject to the prior and superior rights of the holders of any shares of any series of preferred stock (collectively, the "Preferred Stock") ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of all shares of common stock of the Corporation (the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on the Common Stock payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b)

                                   -Page 2A-
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of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          b. The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph a. of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock), provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          c. Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

     3.   Voting Rights.  The holders of shares of Junior Preferred Stock shall
          -------------
have the following voting rights:

          a. Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                   -Page 2B-

          b. Except as otherwise provided herein, in the Corporation's Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          c. Except as set forth herein or as otherwise provided by law, holders of Junior Preferred Stock shall have no voting rights.

     4.   Liquidation, Dissolution or Winding Up.  Upon any liquidation,
          --------------------------------------
dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive, to the extent greater than the foregoing, an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     5.   Consolidation, Merger, etc.  In case the Corporation shall enter into
          ---------------------------
any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred

                                   -Page 2C-
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Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     6.   Certain Restrictions.
          --------------------

          a. Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

              (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

              (iv) redeem, purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          b. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph a. of this Section 6 purchase or otherwise acquire such shares at such time and in such manner.

     7.   Reacquired Shares.  Any shares of Junior Preferred Stock purchased or
          -----------------
otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as shares of Junior Preferred Stock or as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set

                                   -Page 2D-
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forth herein, in the Corporation's Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or as otherwise required by law.

     8.   Redemption.  The shares of Junior Preferred Stock shall not be
          ----------
redeemable.

     9.   Rank.  The Junior Preferred Stock shall rank equally with respect to
          ----
the payment of dividends and the distribution of assets together with any other series of the Corporation's Preferred Stock that specifically provide that they shall rank equally with Junior Preferred Stock. The Junior Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock that specifically provide that they shall rank prior to the Junior Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to the Junior Preferred Stock as to the payment of dividends or the distribution of assets.

     10.  Amendment.  The Articles of Organization of the Corporation shall not
          ---------
be amended in any manner which would materially alter or change the powers, preferences or special rights of the holders of Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Junior Preferred Stock, voting together as a single series.

     11.  Fractional Shares.  The Junior Preferred Stock may be issued in
          -----------------
fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Junior Preferred Stock.

                                   -Page 2E-
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SIGNED UNDER THE PANALTIES OF PERJURY, this 20/th/ day of December, 2000.

/s/ C. Richard Harrison                            , President
----------------------------------------------------
C. Richard Harrison

/s/ David R. Friedman                               , Clerk
----------------------------------------------------
David R. Friedman

                       The Commonwealth of Massachusetts

                       CERTIFICATE OF VOTE OF DIRECTORS

                   ESTABLISHING A SERIES OF A CLASS OF STOCK
                    (General Laws, Chapter156B, Section 26)


================================================================================


     I hereby approve the within Certificate of Vote of Directors and, the filing fee in the amount of $_________________ having been paid, said certificate is deemed to have been filed with me this_________
                      day of ____________________, 2000.


                            WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth


                        TO BE FILLED IN BY CORPORATION

                     Photocopy of document to be sent to:


                       Parametric Technology Corporation
                              140 Kendrick Street
                            Needham, MA 02494-2714
                            Telephone: 781-370-5000